2,000,000 Shares

                    The Source Information Management Company

                                  Common Stock


                             UNDERWRITING AGREEMENT


                                 October , 1997

Donald & Co. Securities Inc.
   As Representative of the Underwriters
      named in Schedule I hereto
65 East 55th Street
New York, New York  10022

Dear Sirs:

         The Source Information Management Company, a Missouri corporation (the "Company"), and the shareholders of the Company named in Schedule II hereto (collectively the "Selling Shareholders") hereby confirms its agreement with Donald & Co. Securities Inc. (being referred to herein variously as "you" or the "Representative") and the other underwriters named in Schedule I hereto (the
"Representative" and the other underwriters being collectively called the "Underwriters") as follows:

         1. Introductory. Pursuant to the terms of this Underwriting Agreement (this "Agreement"), the Company proposes to issue and sell, severally and not jointly, to the Underwriters 2,000,000 shares of Common Stock, $.01 par value, of the Company (the "Common Stock"). In addition, solely for the purpose of covering over-allotments, the Selling Shareholders propose to grant to the Representative the option to purchase up to an additional 300,000 shares of Common Stock ("Additional Stock"). The Common Stock to be sold by the Company is

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herein called the "Firm Stock".  The Common Stock is more fully described in the
Prospectus referred to below.


         2.       Representations and Warranties

         The Company represents and warrants to the Underwriters that:

                  (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and amendments thereto, on Form SB-2 (File No. 333-32733), including any related preliminary prospectus ("Preliminary Prospectus"), for the registration of the Firm Stock and the Additional Stock under the Securities Act of 1933, as amended (the "Act"). The Company will not, before the registration statement becomes effective (the "Effective Date"), file any other amendment to said registration statement to which you shall reasonably object in writing after being furnished with a copy thereof. Copies of such registration statement and all amendments thereto, and all forms of the related Preliminary Prospectus contained therein, previously filed by the Company with the Commission, have heretofore been delivered to you. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, exhibits and all other documents filed as a part thereof and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430A of the General Rules and Regulations of the Commission under the Act (the "Regulations")) is herein called the "Registration Statement". The prospectus in the form filed with the Commission pursuant to Rule 424(b) of the Regulations is herein called the "Prospectus".

                  (ii) Neither the Commission nor any "Blue Sky" or securities authority of any jurisdiction has issued an order preventing or suspending the use of any Preliminary Prospectus relating to the proposed offering of the Stock and Additional Stock or has instituted proceedings for that purpose. Each Preliminary Prospectus, at the time of filing with the Commission, contained all material statements which are required to be stated therein in accordance with the Act and the Regulations, and conformed in all material respects with the requirements of the Act and the Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement at the time it becomes effective and the Prospectus at the time it is filed with the Commission pursuant to Rule 424(b) and on the Closing Date (and the Additional Closing Date, if any, determined as hereinafter provided in
Section 3) will contain all material statements which are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations, and the Registration Statement and the Prospectus will not, on such dates, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of


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the  circumstances  under which they were made, not  misleading,  except that no representations or warranties are made with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto.

                  (iii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Missouri. Each of K-Sub, Inc., L-Sub, Inc., Readers Choice, Inc., Magazine Marketing, Inc., The Source-Canada Corp. and Mike Kessler and Associates, Inc. is a subsidiary of the Company (collectively, the "Subsidiaries") and has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. The Company owns, directly or indirectly, all of the capital stock of each of the Subsidiaries. All such shares of capital stock so owned are validly issued and outstanding, fully paid and nonassessable and are owned free and clear of any liens, encumbrances or other restrictions. The Company and each of the Subsidiaries are duly qualified and in good standing as foreign corporations in all jurisdictions where the character or location of their properties (owned or leased) or the nature of their business makes such qualification necessary, except where the failure so to qualify would not have a material adverse effect on the business, properties, results of operations, condition (financial or otherwise), affairs or prospects of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect"). The Company and each of the Subsidiaries have all requisite corporate power and authority, and all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies, to own their respective properties and conduct their respective businesses as described in the Prospectus, and the Company has all such power, authority, authorizations, approvals, orders, licenses, certificates and permits to enter into this Agreement and to carry out the provisions and conditions hereof. The Company and each of the Subsidiaries own, or possess adequate rights to use, all patents, trademarks, service marks and other rights necessary for the conduct of their business as described in the Prospectus and neither the Company, nor any of the Subsidiaries nor any officer or director of the Company or any of the Subsidiaries has received any notice of conflict with the asserted rights of others in any respect which would have a Material Adverse Effect, and none knows any basis therefor. The Company has no subsidiaries other than the Subsidiaries.

                  (iv) The Company and the Subsidiaries have either good and marketable title in fee simple to, or valid and enforceable leasehold estates in, all items of real property and personal property which are stated in the Prospectus to be owned or leased by it, in each case free and clear of all liens, encumbrances, claims, security interests, subleases and defects, other than those referred to in the Prospectus and those which do not have a Material Adverse Effect. Each of the Company and the Subsidiaries has the right to operate all of its facilities in their present locations and the operation of such facilities does not violate in any material respect the provisions of any lease with respect thereto which the Company, any of the Subsidiaries or any third party is a party.

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
                  (v) There is no litigation or governmental proceeding pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against, or involving the properties or business of, the Company or any of the Subsidiaries, nor are there any actions, suits or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion or race and no labor disturbance by the employees of the Company exist, which could have a Material Adverse Effect, except as referred to in the Prospectus.

                  (vi)  All   contracts,   agreements,   documents   and   other
instruments required to be filed as exhibits to the Registration Statement have been filed with the Commission as exhibits thereto.

                  (vii) The consolidated financial statements together with the related notes of the Company and the Subsidiaries included in the Registration Statement and Prospectus present fairly the consolidated financial position and the consolidated results of operations of the Company and the Subsidiaries at the respective dates and for the respective periods to which they apply; and such financial statements and related notes have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. The capitalization of the Company, as set forth under the caption "Capitalization" in the Prospectus, was as so described on the date of which it is set forth therein.

                  (viii) BDO Seidman, LLP, whose reports are filed with the Commission as a part of the Registration Statement, are independent accountants as required by the Act and the Regulations.

                  (ix) Except for the shares of capital stock of the Subsidiaries, neither the Company nor any of the Subsidiaries owns, directly or indirectly, any shares of stock or any other securities of any corporation nor does the Company or any of the Subsidiaries have any equity interest in any firm, partnership, joint venture, association or other entity, except as referred to in the Prospectus.

                  (x) Subsequent to the respective dates as of which information is set forth in the Registration Statement and the Prospective, there has been no material adverse change in the business, properties, results of operations, condition (financial or otherwise), affairs or prospects of the Company and the Subsidiaries, taken as a whole, except as referred to therein; and the outstanding debt, the property and the business of the Company and each of the Subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

                  (xi) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other

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
agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their property may be bound or affected, which default would have a Material Adverse Effect.

                  (xii) Neither the Company nor any of the Subsidiaries is in breach of any term or provision of its Certificate of Incorporation, by-laws or other charter documents and in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, which violation is a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is in violation of any laws, ordinances, governmental rules or regulations to which any of them is subject, which violation is a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has not failed to obtain any licenses, permits, franchises or other governmental authorizations materially necessary to the ownership of its property or to the conduct of its business.

                  (xiii) Neither the execution and delivery of this Agreement, the Representative's Warrant Agreement (as defined in Section 3(h) hereof) and the Financial Consulting Agreement (as defined in Section 5(t) hereof), the consummation of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof will conflict with, or result in a breach of any of the terms, provisions or conditions of the Certificate of Incorporation, by-laws or other charter documents of the Company or any of the Subsidiaries. The execution and delivery of this Agreement, the Representative's Warrant Agreement and the Financial Consulting Agreement, the consummation of the transactions herein or therein contemplated, and compliance with the terms and provisions hereof or thereof will not conflict with, or result in a breach of, or constitute a default under any of the terms, provisions or conditions of any agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties is bound, except where such conflict, breach or default would not have a Material Adverse Effect, or violate any franchise, license, permit, judgment, decree, order, statute, rule or regulation of any government, governmental authority or court having jurisdiction over the Company or any of its Subsidiaries, except where such violation would not have a Material Adverse Effect.

                  (xiv) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Representative's Warrant Agreement and the Financial Consulting Agreement and this Agreement, the Representative's Warrant Agreement and the Financial Consulting Agreement have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding agreements of the Company and are enforceable against the Company in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, and except insofar as the enforceability of the indemnification and contribution terms may be limited by applicable law or public policy.

                  (xv) All of the issued shares of Common Stock, including the Additional Stock, have been duly authorized and validly issued and are fully

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paid and  nonassessable and free of preemptive  rights;  the Firm Stock has been duly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights. The Company's capital stock conforms in all material respects to all statements in relation thereto contained in the Registration Statement and Prospectus. The Company has no outstanding capital stock other than the Common Stock. None of the Certificate of Incorporation, the by-laws, nor any contract or other instrument contain provisions regarding preemptive rights.

                  (xvi) The warrants that will be issued pursuant to the terms of the Representative's Warrant Agreement (the "Representative's Warrants") have been duly and validly authorized by the Company and upon delivery to you against payment therefore and otherwise in accordance with this Agreement and the Representative's Warrant Agreement will be duly issued and legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally.

                  (xvii) The Common Stock underlying the Representative's Warrants (the "Representative's Warrant Stock") has been duly authorized and reserved for issuance upon exercise of the Representative's Warrants, and, when issued upon payment of the exercise price therefor, will be validly issued, fully paid and nonassessable shares of Common Stock and free of pre-emptive rights.

                  (xviii) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as may otherwise be indicated or contemplated herein or therein, neither the Company nor any of the Subsidiaries has (i) issued any securities except securities issued under the Company's employee benefit plans and as provided herein or in the Registration Statement, or incurred any liability or obligation, direct or contingent, for borrowed money (except under the Company's credit facility in a manner consistent with past practice), (ii) entered into any material transaction not in the ordinary course of business, (iii) entered into any transaction with an affiliate of the Company other than one or more of the Subsidiaries, or (iv) declared or paid any dividend on its shares of Common Stock.

                  (xix) The Company has obtained as of the date hereof lock-up agreements, satisfactory to the Representative, with respect to the Common Stock from all of the Company's directors, executive officers, Selling Shareholders and shareholders who beneficially own five percent (5%) or more of the Company's outstanding Common Stock.

                  (xx) No consent, authorization or approval is required to be obtained by the Company from any Federal, state or local governmental agency or body in order to consummate the transactions contemplated herein or in the Registration Statement, other than such consents, authorizations or approvals as have been obtained.

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                  (xxi) No person holds a right to require or participate in the registration under the Act of any securities of the Company to be effected by the Registration Statement, which right has not been duly waived by the holder thereof as of the date hereof. The Company does not have outstanding, and at the Closing Date and the Additional Closing Date, if any, will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its Common Stock or any such warrants, convertible securities or obligations, except as referred to in the Prospectus.

                  (xxii) The Company and each of the Subsidiaries has timely filed all Federal, state, and local tax returns which are required to be filed and has paid all taxes shown on such returns and all assessments received by it to the extent that the same have become due, except any being contested in good faith.

                  (xxiii) To the knowledge and belief of the Company's officers and directors (such officers and directors having made reasonable investigation with respect thereto), neither the Company, nor any of the Subsidiaries nor any officer, director or employee of the Company or any of the Subsidiaries has made any payment of funds of the Company or any of the Subsidiaries or purchased any property with funds of the Company or any of the Subsidiaries in a manner prohibited by law, and no funds of the Company or any of the Subsidiaries or property purchased with funds of the Company or any of the Subsidiaries has been set aside to be used for any payment prohibited by law.

                  (xxiv) Except as set forth in the Registration Statement and Prospectus, the Company does not know of any claims for services in the nature of a finders fee, brokerage fee or otherwise with respect to this offering for which the Company, any of the Subsidiaries or you may be responsible.

                  (xxv) The Company has obtained from such key executives as are designated by the Representative (the "Key Employees") new or modified employment agreements upon terms agreeable to the Company and the Representative, including, without limitation, the term, compensation, arrangement and restrictive covenants. The Company has obtained key man life insurance upon the lives of the Key Employees in face amounts mutually agreeable to the Company and the Representative.

                  (xxvi) Application for quotation of the Common Stock on The Nasdaq SmallCap Market and application for listing on the Boston Stock Exchange have each been approved, subject to notice of issuance.

                  (b) Each of the Selling Shareholders, severally and not jointly, represents and warrants to the Representative and the Company that:


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                  (i)  All  consents,   approvals,   authorizations  and  orders
necessary for the execution and delivery by such Selling Shareholder of this Agreement and the Power of Attorney (the "Power of Attorney") and the Custody Agreement (the "Custody Agreement") hereinafter referred to, and for the sale and delivery of the Additional Stock to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Additional Stock to be sold by such Selling Shareholder hereunder.

                  (ii) The sale of the Additional Stock to be sold by such Selling Shareholder hereunder and the performance of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under or give rise to rights of termination under, any indenture, mortgage, deed of trust, voting agreement, loan agreement, note or other evidence of indebtedness, lease, sublease, contract or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or any of such Selling Shareholder's properties is bound, the certificate or articles of incorporation and by-laws of such Selling Shareholder if such Selling Shareholder is a corporation, the partnership agreement of such Selling Shareholder if such Selling Shareholder is a partnership, or any applicable law, rule, regulation, judgment, order or decree of any court, government or governmental instrumentality, domestic or foreign, having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder.

                  (iii) Such Selling Shareholder has, and at the Additional Closing Date (as defined in Section 3 hereof), such Selling Shareholder will have, good and valid title to the Additional Stock to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Additional Stock and payment therefor pursuant hereto, good and valid title to such Additional Stock free and clear of all liens, encumbrances, equities or claims, will pass to the Representative.

                  (iv) Such Selling Shareholder has delivered to the Representative on or before the date of this Agreement, an agreement satisfactory in form and substance to the Representative, whereby such Selling Shareholder agrees not to offer, sell, contract to sell or grant an option relating to, or otherwise dispose of any shares of Common Stock, directly or indirectly, without the Representative's prior written consent.

                  (v) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Additional Stock.

                  (vi)  All  information   regarding  such  Selling  Shareholder
contained in the Registration  Statement and the Prospectus and any amendment or

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
supplement thereto does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  In order to document the Representative's compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, each of Selling Shareholders agrees to deliver to the Representative prior to or at the Additional Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                  Each of the Selling Shareholders represents and warrants that certificates in negotiable form representing all of the Additional Stock to be sold by such Selling Shareholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to the Representative, duly executed and delivered by such Selling Shareholder to Chase Mellon Shareholder Services, as custodian (the "Custodian"), and that such Selling Shareholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to the Representative, appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Shareholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Representative to the Selling Shareholders as provided in Section 3 hereof, to authorize the delivery of the Additional Stock to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

                  Each of the Selling Shareholders specifically agrees that the Additional Stock represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Representative hereunder, and that the arrangements made by such Selling Shareholder for such custody and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable. Each of the Selling Shareholders specifically agrees that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of a corporation, partnership, joint venture or business association, by the merger, reorganization or dissolution of such Selling Shareholder, or by the occurrence of any other event. If any individual Selling Shareholder should die or become incapacitated, or in the case of a Selling Shareholder which is a corporation, partnership, joint venture or business association such Selling Shareholder should merge, reorganize or dissolve, or if any such other event should occur before the delivery of the Additional Stock hereunder, certificates representing the Additional Stock shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement and the Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, merger, reorganization or dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or


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
any of them, shall have received notice of such death, incapacity, merger, reorganization, dissolution or other event.

         3.  Purchase, Sale and Delivery of the Firm Stock and Additional Stock.

                  (a) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell, severally and not jointly, to the Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price of $_____ per share, the number of shares of Firm Stock set forth opposite their respective names in Schedule I.

                  (b) Payment of the purchase price for, and delivery of, the Firm Stock shall be made at your discretion by wire transfer or by certified or official bank check in New York Clearing House funds or similar next day funds, payable to the order of the Company at the offices of Donald & Co. Securities Inc., 65 East 55th Street, New York, New York, through the facilities of the Depository Trust Company, or such other place as shall be agreed upon between us. Such delivery and payment shall be made at 9:00 A.M., New York time, on the third business day following the Effective Date; provided, however, that such date may be extended for not more than an additional five business days by the Representative or in accordance with the provisions of Section 9(c) hereof. The hour and date of such delivery and payment are herein called the "Closing Date".

                  (c) Certificates evidencing the Firm Stock shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package said certificates at least one full business day prior to the Closing Date.

                  (d) In addition, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Selling Shareholders, as and to the extent indicated on Schedule II, hereby grant, severally and not jointly, to you the option to purchase all or a portion of the Additional Stock as may be necessary to cover over-allotments at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Stock as determined in this Section 3. Of the aggregate number of shares of Additional Stock the Representative may have elected to purchase, 100% of such shares shall initially be purchased from S. Leslie Flegel to the extent indicated in Schedule II and thereafter, the balance of the Additional Stock shall be purchased from the remaining Selling Shareholders, pro rata based on the number of shares of Additional Stock to be sold by such remaining Selling Shareholders. This option may be exercised only to cover over-allotments in the sale of shares of Firm Stock by the Underwriters. This option may be exercised at any time or from time to time on or before the forty-fifth (45th) day following the Effective Date by written notice by the Representative to the Attorneys-in-Fact acting on behalf of the Selling Shareholders. Such notice shall set forth the aggregate number of shares of Additional Stock as to which the option is being exercised, the name or names in which the shares of Additional Stock are to be registered, the denominations in which the Additional Stock is to be issued, and the date and time, as reasonably determined by you, when the Additional Stock is to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date nor earlier than the third business day after the date on which the option shall have been exercised nor later than the eighth business day after the day on which the option shall have been exercised.

                  (e) Payment of the purchase price for, and delivery of, the Additional Stock shall be made at your discretion by wire transfer or by certified or official bank checks in New York Clearing House funds or similar next day funds, payable to the order of the Company with respect to the shares of Additional Stock sold by S. Leslie Flegel and to the order of the Custodian with respect to the remaining Selling Shareholders at the offices of Donald & Co. Securities Inc., 65 East 55th Street, New York, New York, through the facilities of the Depository Trust Company or such other place as shall be agreed upon between you, the Company and the Custodian.

                  (f) Certificates evidencing the Additional Stock shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Custodian will permit you to examine and package said certificates for delivery at least one full business day prior to the Additional Closing Date.

                  (g) The Company and the Selling Shareholders shall not be obligated to sell or deliver any shares of Firm Stock or Additional Stock, as the case may be, except upon tender of payment by the Representative for all the Firm Stock or Additional Stock, as the case may be, agreed to be purchased from it hereunder.

                  (h) On the Closing Date, the Company shall issue and sell to the Representative, at a purchase price of $0.001 per Warrant, the Representative's Warrants. The Representative's Warrants shall be exercisable for a period of four (4) years commencing one (1) year from the Effective Date at an initial exercise price equal to one hundred twenty percent (120%) of the initial public offering price of the Firm Stock. The Representative's Warrants shall be issued pursuant to the terms and provisions of the Representative's Warrant Agreement substantially in the form of the Representative's Warrant Agreement filed as Exhibit 4.4 to the Registration Statement (the "Representative's Warrant Agreement").

         4. Offering. You are to make a public offering of the Firm Stock as soon, on or after the effective date of the Registration Statement, as you deem it advisable so to do. The Firm Stock is to be initially offered to the public at the initial public offering price set forth on the cover page of the Prospectus (such price being herein called the "public offering price"). You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

         5.       Covenants of the Company.

                  The Company covenants that it will:

                  (a) Use its best efforts to cause the Registration Statement to become effective and will notify you immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment thereto, shall have become effective, (ii) of the issuance by the Commission of any stop order or of the initiation or the threatening of any proceedings for that purpose, and (iii) of the receipt of any comments by the Commission. The Company will prepare and timely file with the Commission under Rule 424(b) of the Regulations a Prospectus containing information previously omitted on the Effective Date in reliance of Rule 430A of the Regulations. The Company will use its best efforts to prevent the issuance of any stop order or any order preventing or suspending the use of the Registration Statement or Prospectus and, if such order is issued, to obtain the lifting thereof as promptly as possible.

                  (b) During the time when a prospectus is required to be delivered under the Act, comply so far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales or of dealings in the Firm Stock and the Additional Stock in accordance with the provisions hereof and the Prospectus. If at any time when a prospectus relating to the Firm Stock or the Additional Stock is required to be delivered under the Act any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or your counsel, the Registration Statement or Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or it is necessary at any time to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form reasonably satisfactory to you).

                  (c) Deliver to you such number of copies of each Preliminary Prospectus as you may reasonably request and, deliver to you two signed copies of the Registration Statement, including exhibits, and all post-effective amendments thereto and such number of copies of the Prospectus, the Registration Statement and amendments and supplements thereto, if any, without exhibits, as you may reasonably request for the purposes contemplated by the Act.

                  (d) Endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Firm Stock and the Additional Stock for offering or sale of the Firm Stock and the Additional Stock of such jurisdictions as you may reasonably designate; provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or would be required to become qualified to do business as a foreign corporation doing business in such jurisdiction. In each jurisdiction where the qualification of the Firm Stock and Additional Stock shall be effected, the Company will, unless you agree that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be reasonably required by the laws of such jurisdiction.

                  (e) Make generally available to its security holders and to the Representative as soon as practicable, but not later than the last day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent auditors unless required by the Act or the Regulations, but which shall satisfy the provisions of Section ll(a) of the Act) covering a period of at least twelve months beginning after the Effective Date.

                  (f) For a period of 180 days after the Effective Date, not issue, sell, contract to sell, grant an option for the sale of or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company (or any shares of securities convertible into or exercisable for such Common Stock) other than the Firm Stock and Additional Stock being sold by the Company and securities issued pursuant to the Company's employee benefit plans or as otherwise referred to in the Prospectus, without your prior written consent.

                  (g) For a period of five years from the effective date of the Registration Statement, furnish you the following:

                           (i) as soon as practicable after they have been filed
with the Commission, two copies of each annual, quarterly and current report on Form 10-K, Form 10-Q or Form 8-K (to the extent the Company shall be required to file such reports pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively the "Exchange Act") and, as soon as practicable after they have been sent by the Company to its security holders, two copies of any communications sent by it to its public security holders generally;

                           (ii) as soon as  practicable,  two  copies  of  every
press release and every material news item and article with respect to the Company or its affairs which was released by the Company; and

                           (iii) such additional  non-confidential documents and
information with respect to the Company and its affairs as you may from time to time reasonably request.

                  (h) Apply the net proceeds from the offering received by the Company in the manner set forth under "Use of Proceeds" in the Prospectus and comply with Rule 463 under the Act.

                  (i) Furnish to you as early as practicable prior to the Closing Date and Additional Closing Date, as the case may be, but no later than two full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company, if any, which have been reviewed by the Company's independent auditors, as stated in their letters to be furnished pursuant to Section 7(f) hereof.

                  (j) Not file any amendment or supplement to the Registration Statement or Prospectus after the Effective Date to which you shall reasonably object in writing after being furnished a copy thereof.

                  (k) If any action or proceeding shall be brought by you in order to enforce any right or remedy under this Agreement, the Company hereby consents to, and agrees that it will submit to, the jurisdiction of the courts of the State of New York and of any Federal court sitting in the United States District Court for the Southern District of New York. The Company agrees that process in any such action or proceeding may be served in that manner provided by New York law for service on foreign corporations.

                  (l)  Comply  with  all  registration,   filing  and  reporting
requirements of the Exchange Act which may from time to time be applicable to the Company.

                  (m) Make all filings required, including registration under the Exchange Act, to obtain and keep the quotation of its Common Stock in The Nasdaq SmallCap Market and the listing of its Common Stock on the Boston Stock Exchange, and effect and maintain such quotation and listing for the Common Stock for at least five (5) years from the date of this Agreement.

                  (n) Use its best efforts to be included in Standard & Poors Corporations Manual as soon as possible following the Closing Date and to continue to be included in such Manual for at least five (5) years from the Effective Date.

                  (o) Not later than three months following the date of this Agreement, cause to be delivered to you and to your counsel, Parker Duryee Rosoff & Haft, four (4) bound volumes containing therein all filings, including exhibits, and correspondence to and from the Commission, the National
Association of Securities Dealers, Inc. ("NASD") and all states or other jurisdictions concerning the offering of the Firm Stock, underwriting documents and closing documents, plus any other relevant material.

                  (p) For a period of three (3) years from the Closing Date, engage your designee as an advisor (the "Advisor") to the Company's Board of Directors. The Advisor shall be permitted to attend meetings of the Board and each of its committees and receive no more or less compensation as is equal to the entitlement of the Directors including, without limitation, all compensation payable to Directors as members of the committees of the Board or in connection with any other Board activities; provided, however, that the Company may require as a condition precedent that any such Advisor shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information, including, but not limited to, trade secrets, so received during such meetings and may require that such Advisor sign a confidentiality agreement with the Company; and, provided, further, that the Company reserves the right not to provide information and to exclude such Advisor from any meeting or portion thereof if attendance at such meeting by such Advisor or dissemination of any information at such meeting to such Advisor would compromise or adversely affect the attorney-client privilege between the Company and its counsel, or would, in the good faith judgment of the Board of Directors, result in a conflict of interest situation. The Company shall use its reasonable efforts to promptly bring to the attention of such Advisor any agenda item that, in the good faith judgment of the Board of Directors, would result in such a trade secret, privileged matter or conflict of interest and the Board of Directors may exclude such Advisor (or alternatively, the Advisor shall be entitled to exclude himself or herself) from any deliberation or discussion of the Board of Directors concerning such trade secret (if the Advisor has not executed a confidentiality agreement), privileged matter or conflict of interest matter and as a recipient in the dissemination of any such information. If such Advisor in his or her good faith judgment believes that an item to be discussed by the Board of Directors would result in any conflict of interest, such Advisor shall promptly bring such conflict to the attention of the Chairman of the Board. In no event shall any provision of this paragraph waive any obligation of confidentiality to the Company owed by any such Advisor or the Representative. In addition, the Advisor shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings including, but not limited to, food, lodging, and transportation; such costs to be subject to approval of the Company which will not be unreasonably withheld.

                  (q) For a period of three (3) years from the Closing Date, there will be no less than four (4) formal, "in person" or "telephonic" meetings, of the Company's Board of Directors in each such year at which meetings the Advisor shall be permitted to attend or participate, as the case may be in accordance with the provisions of Section 5(p); said meetings shall be held quarterly each year and ten (10) days' advance notice of such meetings shall be given to the Advisor. The Advisor shall receive notice of special meetings of the Board of Directors at the same time and manner as the members of the Board.

                  (r) Indemnify and hold the Representative and the Advisor harmless, to the full extent allowed by applicable laws, against any and all claims, actions, awards and judgments arising solely out of the attendance and participation of the Advisor at any meeting described in Section 5(p) of this Agreement. In the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, the Company agrees, if possible, to include the Representative and the Advisor as an insured under such policy.

                  (s) Establish and maintain during the period that the Common Stock is listed on The Nasdaq SmallCap Market an independent audit committee of the Company's Board of Directors, which committee shall meet the requirements of The Nasdaq Stock Market.

                  (t) On the Closing Date, enter into a two (2) year financial consulting agreement with the Representative (the "Financial Consulting
Agreement") pursuant to which the Representative will provide the Company with investment banking and financial consulting services at a fee of $72,000, payable at the rate of $3,000 per month in advance of each month for the twenty-four months subsequent to the Closing Date.

                  (u) For a period of three (3) years from the Closing Date, grant the Representative a right of first refusal to act as underwriter or placement agent on any subsequent public or private offerings of equity or debt securities (excluding sales to employees pursuant to the Company's stock option plan, traditional commercial financing or bank financing) of the Company or any subsidiary or successor of the Company, or by the Company, its subsidiaries, their affiliates or their respective officers, directors or principal stockholders.

         6.       Payment of Expenses.

                  (a) The Company hereby agrees to pay, whether or not the transactions contemplated hereunder are consummated, all expenses (other than fees of your counsel, except as provided in (iv) below) in connection with (i) the preparation, printing, filing and mailing of the Registration Statement and the Prospectus, including the cost of all copies thereof and of the Preliminary Prospectus and of the Prospectus and any amendments or supplements thereto supplied to you in quantities as hereinabove stated, (ii) the issuance, transfer and delivery of the Firm Stock and the Additional Stock, including any transfer or other taxes payable thereon, (iii) printing of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, the Underwriters' Questionnaire, the Power of Attorney and the certificates evidencing the Common Stock, (iv) the qualification of the Firm Stock and the Additional Stock under state or foreign securities or Blue Sky laws, including the costs of printing and mailing the "Blue Sky Survey," and the fees of counsel to the Underwriters, of which $10,000 has been paid prior to the date hereof, and disbursements in connection therewith, (v) filing fees payable to the Commission, the NASD, the Boston Stock Exchange and The Nasdaq SmallCap Market, (vi) arranging and holding due diligence meetings with prospective underwriters and selected dealers, (vii) reasonable travel and lodging incurred by the Representative and its counsel in connection with meetings outside of New York City, (viii) tombstone advertising not exceeding $14,000 and (ix) the preparation, production and delivery of plaques and bound volumes.

                  (b) The Company further agrees that, in addition to the expenses payable pursuant to subsection (a) of this Section 6, it will pay to the Representative a non-accountable expense allowance equal to two percent (2%) of the gross proceeds received by the Company from the sale of Firm Stock, of which $25,000 has been paid to date, and the Company will pay the balance on the Closing Date by certified or bank cashier's check or, at the election of the Representative, by deduction from the proceeds of the offering contemplated herein. The Selling Shareholders agree that they will pay to the Representative a non-accountable expense allowance equal to two percent (2%) of the gross proceeds received by such Selling Shareholders from the sale of the Additional Stock on the Additional Closing Date by certified or bank cashier's check or, at the election of the Representative, by deduction from the proceeds of the offering contemplated herein.

         7. Conditions of Your Obligations. The obligation of the several Underwriters hereunder to purchase and pay for the Firm Stock and the Additional Stock, as provided herein, shall be subject to the continuing accuracy in all material respects of the representations and warranties of the Company as of the date hereof and as of the Closing Date (or the Additional Closing Dare, as the case may be), to the performance by the Company in all material respects of its obligations hereunder and to the following conditions:

                  (a) The Registration Statement shall have become effective not later than 5:00 P.M., New York City time, on the date of this Agreement or such later date and time as shall be consented to in writing by you and, at the Closing Date and Additional Closing Date, no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued or proceeding therefor initiated or threatened by the Commission;

                  (b) At the Effective Date, the Closing Date and the Additional Closing Date, as the case may be, you shall have received the favorable opinion of Gallop, Johnson & Neuman, L.C., counsel for the Company, dated the Effective Date, the Closing Date or the Additional Closing Date, as the case may be, addressed to the Underwriters and in form and scope satisfactory to counsel of the Underwriters, to the effect that:

                           (i) each of the Company and the Subsidiaries (A) is a
corporation duly organized and validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and (B) has full corporate power and authority and all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies to own its properties and to conduct its business as now being conducted as described in the Prospectus; to the best of such counsel's knowledge, neither the Company nor any of the Subsidiaries has received any notice of proceedings related to the revocation or modification of any authorization, approval, order, license, certificate, franchise, or permit issued to any of them which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; nothing has come to the attention of such counsel that would lead such counsel to believe that the Company and the Subsidiaries taken as a whole are not conducting their business in all material respects in compliance with applicable federal, state and local laws, rules and regulations; the disclosures in the Registration Statement concerning the effects of federal, state and local laws, rules and regulations on the Company's and the Subsidiaries' business as currently conducted (or as proposed in the Registration Statement or the Prospectus to be conducted) are correct in all material respects and do not omit to state a fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made;

                           (ii) each of the Company and the Subsidiaries is duly
qualified as a foreign corporation and in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                           (iii)  the  Company  owns  of  record,   directly  or
indirectly, all of the capital stock of each of the Subsidiaries; all such shares of capital stock so owned are validly issued and outstanding, fully paid and nonassessable and, to the knowledge of such counsel after inquiry, are owned free and clear of any liens, encumbrances or other claims or restrictions whatsoever;

                           (iv) the Company has authorized and  outstanding  the
capital stock as set forth in the Prospectus; all the issued shares of Common Stock of the Company, including the Additional Stock, have been duly and validly authorized and issued and to, the knowledge of such counsel after inquiry, are fully paid; all the issued shares of Common Stock of the Company are nonassessable; none of the issued shares of Common Stock of the Company, including the Additional Stock, nor the Firm Stock are subject to any preemptive rights; the Firm Stock, the Additional Stock and the other capital stock of the Company conform as to legal matters to the description thereof contained under the caption "Description of Securities" in the Prospectus;

                           (v) the Representative's  Warrant Stock has been duly
authorized and reserved for issuance and, when issued and delivered in accordance with the terms of the Representative's Warrant Agreement will be duly and validly issued, fully paid and nonassessable;

                           (vi)  the  Company  and,  to the  knowledge  of  such
counsel after inquiry, the Selling Shareholders have conveyed to the Underwriters good and valid title to the Firm Stock and Additional Stock, as the case may be, being sold hereunder, free and clear of any liens, encumbrances, security interests and claims whatsoever; the Firm Stock and Additional Stock as the case may be, shall be validly issued and fully paid and nonassessable when issued and paid for in accordance with the terms of this Agreement, and the certificates evidencing the Firm Stock and the Additional Stock are in due and proper form;

                           (vii) this Agreement,  the  Representative's  Warrant
Agreement and the Financial Consulting Agreement have been duly and validly authorized, executed and delivered by the Company and each is a valid and binding agreement of the Company enforceable in accordance with its terms, except insofar as indemnification and contribution provisions may be limited by applicable law (including, but not limited to, Federal or state securities laws) or equitable principles, and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles;

                           (viii) to the knowledge of such counsel, there are no
contracts or other  documents  which are required to be filed as exhibits to the

Registration Statement, as it may then be amended or supplemented, or required to be described in the Registration Statement or Prospectus as it may then be amended or supplemented that are not filed or described as required;

                           (ix) to the knowledge of such counsel after  inquiry,
there are no legal or governmental proceedings pending or, threatened against the Company or any of the Subsidiaries, and no statutes or regulations applicable to the Company or any of the Subsidiaries, of a character that are required to be disclosed in the Registration Statement and Prospectus, which have not been so disclosed and properly described therein;

                           (x) the statements in the Registration  Statement and
Prospectus, insofar as they are descriptions of contracts, agreements or other documents, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown with respect to such contracts, agreements or other documents;

                           (xi) the  execution  and delivery of this  Agreement,
the Representative's Warrant Agreement and the Financial Consulting Agreement, the consummation of the transactions contemplated in this Agreement, the Representative's Warrant Agreement and the Financial Consulting Agreement, and compliance with the terms of this Agreement, the Representative's Warrant
Agreement and the Financial Consulting Agreement do not and will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default or acceleration) under, or result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument known to such counsel and to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound or to which any of the material properties or assets of the Company or any of the Subsidiaries is subject, or any statute or any order, rule or regulation applicable to the Company or any of the Subsidiaries of any court or of any Federal, state or other regulatory authority or other governmental body having jurisdiction over the Company or any of the Subsidiaries (provided, however, that such counsel may render such opinion on state (other than Missouri), regulatory or other governmental bodies, to such counsel's knowledge) or (B) result in any violation of provisions of the Certificate of Incorporation, by-laws or other charter documents of the Company or any of the Subsidiaries;

                           (xii) no consent, approval, authorization or order of
any court or governmental agency or body is required in connection with the consummation of the transactions contemplated by this Agreement, the
Representative's Warrant Agreement and the Financial Consulting Agreement, except such as have been obtained or made or as may be required under the Act or state securities or Blue Sky laws;

                           (xiii)  (A)  neither  the  Company  nor  any  of  the
Subsidiaries is in violation of any term or provision of its Certificate of Incorporation, by-laws or other charter documents; (B) to such counsel's knowledge, neither the Company nor any of the Subsidiaries is currently in material breach of, or in material default (nor has an event occurred which with notice, lapse of time or both would constitute such a material default or acceleration) under any indenture, mortgage, deed of trust, note, bank loan or credit agreement or (in any respect that is material in light of the financial condition of the Company and the Subsidiaries, taken as a whole) any other agreement or instrument, known to such counsel after inquiry, to which the Company or any of the Subsidiaries is a party or by which either of them or any of their property may be bound or affected, or to such counsel's knowledge, in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, which violation would have a Material Adverse Effect; and
(C) to such counsel's knowledge, neither the Company nor any of the Subsidiaries has received notice of conflict with the asserted rights of others in respect of patents, trademarks, service marks and rights necessary for the conduct of its business;

                           (xiv) the Company has the right to operate all of its
facilities in their present locations and the operation of its facilities in such locations as described in the Prospectus does not violate the provisions of any lease with respect thereto to which the Company is a party;

                           (xv) the  Registration  Statement and the  Prospectus
and any amendments or supplements thereto (other than the financial statements and other financial and statistical data included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations and nothing has come to the attention of such counsel which would lead them to believe that the Registration Statement or the Prospectus, as amended or supplemented, if amended or supplemented (other than the financial statements and other financial and statistical data included therein as to which no opinion need be rendered) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; and

                           (xvi) the  Registration  Statement is effective under
the Act, and to the best of such counsel's knowledge, no proceedings for a stop order are pending or threatened under the Act.

                  In rendering the opinions set forth above, such counsel may rely upon certificates of officers of the Company and of public officials as to matters of fact. In giving the foregoing opinions, such counsel may rely on such other counsel as it deems advisable; provided that such counsel shall state that, in such counsel's opinion, you are justified in relying on such opinions of such other counsel. Copies of all such opinions and certificates shall be furnished to your counsel on the Closing Date or the Additional Closing Date, as the case may be.

                  (c) On or prior to the Closing Date and the Additional Closing Date, as the case may be, you shall have been furnished such documents, certificates and opinions as you may reasonably require for the purpose of enabling you to review the matters referred to in subsection (b) of this Section 7, and in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

                  (d) Prior to the Closing Date and the Additional Closing Date, as the case may be, (i) there shall have been no material adverse change in the business, properties, results of operations, condition (financial or otherwise), affairs or prospects, of the Company and the Subsidiaries from that as of the latest date as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company or the Subsidiaries, from the latest date as of which the financial condition of the Company and the Subsidiaries is set forth in the Registration Statement and Prospectus, other than transactions referred to or contemplated therein or to which you have given your written consent; (iii) neither the Company nor the Subsidiaries shall be in default (nor shall an event have occurred which, with notice, or lapse of time or both would constitute a default or acceleration) under any provision of, any agreement, understanding or instrument relating to any indebtedness; (iv) no material amount of the consolidated assets of the Company and the Subsidiaries shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus; and (v) no action, suit or proceeding, at law or in equity, shall have been pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries, or affecting any of their properties or business before or by any court or federal, state or other jurisdictional commission, board or other administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the business, operations, prospects or financial condition or income of the Company and the Subsidiaries, except as set forth in the Registration Statement and Prospectus.

                  (e) At the Closing Date and Additional Closing Date, as the case may be, you shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date and Additional Closing Date, as the case may be, (i) to the effect that the conditions set forth in subsections (a) and (d) above have been satisfied and
(ii) as to the accuracy, as of the Closing Date and Additional Closing Date, as the case may be, of the representations and warranties of the Company set forth in Section 2 (a) hereof.

                  (f) At the time this Agreement is executed and at the Closing Date and Additional Closing Date, as the case may be, you shall have received a letter, addressed to you in form and substance satisfactory to you in all respects (including the non-material nature of the changes or decreases, if any, referred in to clause (iii) below), from BDO Seidman, LLP, dated as of the date of this Agreement and as of the Closing Date and Additional Closing Date, as the case may be:

                           (i) confirming that they are independent  accountants
                  with respect to the Company within the meaning of the Act and the applicable published Regulations;

                           (ii) stating  that in their  opinion,  the  financial
                  statements of the Company and the Subsidiaries included in the Registration Statement examined by them comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations;

                           (iii) stating  that, on the basis of procedures  (but
                  not an audit in accordance with generally accepted auditing standards), which included a reading of the latest available unaudited consolidated interim financial statements of the Company and the Subsidiaries (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors of the Company and the Subsidiaries and committees of such boards and inquiries to certain officers and other employees of the Company and the Subsidiaries responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would cause them to believe that (A) the unaudited consolidated financial statements of the Company and the Subsidiaries included in the Registration Statement
                  (i) do not comply as to form in all material respects with the applicable accounting requirements of the Act and Regulations, or (ii) were not fairly presented in conformity with generally accepted accounting principles on a basis substantially consistent with that of the audited financial statements included in the Registration Statement; (B) at the date of the latest available interim financial statements and at a specified date not more than five days prior to the date of such letter, there was any change in long-term debt or capital stock of the Company and its Subsidiaries, as compared with the amounts shown in the July 31, 1997 consolidated balance sheet of the Company and its Subsidiaries, included in the Registration Statement and Prospectus, other than as set forth in or contemplated by the Registration Statement and Prospectus, or, if there was any change, setting forth the amount of such change; or (C) during the period from July 31, 1997 to a specified date not more than five days prior to the date of such letter, there was any decrease in revenues or in operating income, net income or net income per share of the Company and its Subsidiaries, as compared with the corresponding period in the preceding year, other than as set forth in or contemplated by the Registration Statement and Prospectus, or, if there was any decrease or increase, respectively, setting forth the amount of such decrease or increase; and

                           (iv) stating that they have compared  specific dollar
                  amounts, numbers of shares, percentages of dollar amounts and shares and other information pertaining to the Company set forth in the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages and other information may be derived from the general accounting records of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

                  (g) All proceedings taken in connection with the sale of the Firm Stock and the Additional Stock as herein contemplated shall have been reasonably satisfactory in form and substance to you and your counsel.

                  (h) The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties contained herein, the performance of covenants prior to the Closing Date and the Additional Closing Date, as the case may be, and related matters as the Representative may reasonably have requested.

                  (i) There shall have been duly tendered to you certificates representing all the Firm Stock and the Additional Stock, as the case may be, agreed to be sold by the Company on the Closing Date and the Additional Closing Date, as the case may be.

                  (j) Each Selling Shareholder shall have furnished to the Representative at the Additional Closing Date, if any, a certificate, dated the Additional Closing Date, signed by such Selling Shareholder in form and substance satisfactory to the Representative, to the effect that the representations, warranties and agreements of such Selling Shareholder in
Section 2 (b) hereof were when originally made and are at the time such certificate is dated true and correct and such Selling Shareholder has complied with all of such Selling Shareholder's agreements contained herein.

                  (k) No order suspending the sale of the Firm Stock or the Additional Stock, as the case may be, in any jurisdiction designated by you pursuant to subsection (d) of Section 5 hereof, shall have been issued on the Closing Date or the Additional Closing Date, as the case may be, and no proceedings for that purpose shall have been instituted or to your knowledge or that of the Company shall be contemplated.

                  (l) At the Additional Closing Date, if any, you shall have received the favorable opinion of Gallop, Johnson & Newman, L.C. counsel for each of the Selling Shareholders, with respect to each of the Selling Shareholders, dated the Additional Closing Date, if any, addressed to you and in form and scope satisfactory to your counsel, to the effect that:

                           (i) A Power of Attorney and a Custody  Agreement have
been duly authorized (where such Selling Shareholder is not an individual), executed and delivered by each Selling Shareholder and constitute valid and binding agreements of such Selling Shareholder in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles;

                           (ii) This Agreement has been duly  authorized  (where
such Selling Shareholder is not an individual), executed and delivered by or on behalf of each Selling Shareholder and constitutes a valid and binding agreement of such Selling Shareholder enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by the securities laws of the United States and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws or equitable principles affecting the enforcement of creditors' rights generally; and the sale of the Additional Stock to be sold by each Selling Shareholder hereunder and the performance of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, or give rise to rights of termination under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement or other agreement or instrument known to such counsel to which such Selling Shareholder is a party or by which such Selling Shareholder or any of such Selling Shareholder's properties is bound, the articles or certificate of incorporation and by-laws if such Selling Shareholder (if such Selling
Shareholder is a corporation), the partnership agreement of such Selling Shareholder (if such Selling Shareholder is a partnership), or any applicable law, rule or regulation, judgment, order or decree of any court, government or governmental instrumentality having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder;

                           (iii) Except for the order of the  Commission  making
the Registration Statement effective (which is in effect) and permits or similar authorization required under the securities or Blue Sky laws of certain jurisdictions and by the NASD (as to which such counsel need express no opinion), no consent, approval, authorization, license or order of any regulatory body, administrative agency or other governmental body is legally required for the execution, delivery and performance of this Agreement by the Selling Shareholders, other than any such consents, approvals, authorizations, licenses, and orders as have been obtained and are in full force and effect;

                           (iv) To the knowledge of such counsel after  inquiry,
immediately prior to the Additional Closing Date, if any, such Selling Shareholder had good and valid title to the Additional Stock to be sold by such Selling Shareholder under this Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver the Additional Stock to be sold by such Selling Shareholder hereunder; and

                           (v) To the knowledge of such counsel  after  inquiry,
good and valid title to the Additional Stock sold by the Selling Shareholders, free and clear of all liens, encumbrances, equities or claims, has been transferred to the Representative who has purchased such Additional Stock in good faith and without notice of any such lien, encumbrance, equity or claim or any other adverse claim within the meaning of the Uniform Commercial Code.

                  In rendering the opinion of clause (iv), such counsel may rely upon a certificate of such Selling Shareholder as to matters of fact as to ownership of and liens, encumbrances, equities or claims on the Additional Stock sold by such Selling Shareholder, provided that such counsel shall state that they believe that both the Representative and they are justified in relying upon such certificate.

                  (m) Any certificate signed by any duly authorized officer of the Company in such capacity and delivered to you or your counsel shall be deemed a representation and warranty by the Company to you as to the statements made therein. If any condition to your obligations hereunder to be fulfilled prior to or at the Closing Date or the Additional Closing Date, as the case may be, is not so fulfilled, you may terminate this Agreement or, if you so elect, waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

         8.       Indemnification.

                  (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, each of the officers and directors of the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever)("collectively, "Damages") arising out of or based upon (i) the inaccuracy or breach of any representation or warranty of the Company or the breach of any covenant made by the Company in this Agreement or (ii) any untrue statement or alleged untrue statement of a material fact contained (x) in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented) or (y) in any application or other document (in this Section 8, collectively called "Application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Firm Stock or the Additional Stock under the Blue Sky or securities laws thereof or filed with the Commission or any securities exchange, such as the Nasdaq SmallCap Market and the Boston Stock Exchange, or (iii) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by or on behalf of any Underwriter expressly for use in the Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any Application or in any communication to the Commission, as the case may be. With respect to any Damages arising out of or based upon any untrue statement or alleged untrue statement made in, or omission or alleged omission from, any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) with respect to such Preliminary Prospectus shall not inure to the benefit of the Underwriters (or the benefit of any person controlling any Underwriter), if the Prospectus (or the Prospectus as amended or supplemented if the Company shall have made any amendments thereof or supplements thereto which shall have been furnished to you prior to the time of confirmation of such sale) does not contain such statement, alleged statement, omission or alleged omission, a sufficient number of copies of such Prospectus were provided to the Underwriters and a copy of such Prospectus shall not have been sent or given to the person asserting such Damages at or prior to the written confirmation of such sale to such person.

                  (b) Each Selling Shareholder agrees, severally and not jointly, that it will indemnify and hold harmless the Representative, each of the officers and directors of the Representative, and each person, if any, who controls the Representative within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, and each of them, to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with respect to (i) statements or omissions made in the Registration Statement (or any amendment thereto) or a Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) made in reliance on and in conformity with information relating to such Selling Shareholder furnished to the Company by or on behalf of such Selling Shareholder expressly for inclusion in the Registration Statement (or any amendment thereto) or a Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), and (ii) representations and warranties of such Selling Shareholder contained in Section 2(b) of this Agreement or contained in certificates of such Selling Shareholder submitted pursuant to Section 7(n) of this Agreement. Such Selling Shareholder's obligation to indemnify the Representative shall be limited to the amount of proceeds (net of the Representative's discount) of the sale of Additional Stock sold by such Selling Shareholder. The Representative acknowledges that the statements set forth under the heading "Principal and Selling Stockholders"
(insofar as such information relates to any Selling Shareholder) in any Preliminary Prospectus and the Prospectus constitute the only information relating to such Selling Shareholder furnished to the Company by or on behalf of such Selling Shareholder expressly for inclusion in the Registration Statement. The indemnity agreement contained in this Section 8(b) is in addition to any liability that each Selling Shareholder may otherwise have to the Representative or any controlling person of the Underwriter.

                  (c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act for all Damages with respect to statements or omissions, or alleged statements or omissions, if any, made in any Preliminary Prospectus, Registration Statement or Prospectus or any amendment or supplement thereto or any Application in reliance upon, and in conformity with, written information furnished to the Company with respect to the Underwriters by or on behalf of any Underwriter for use in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, as the case may be.

                  (d) The Representative agrees that it will indemnify and hold harmless each Selling Shareholder against any and all loss, liability, claim, damage, expense or action, joint or several, to the same extent as the foregoing indemnity from the Underwriters to the Company but only with respect to statements or omissions made in the Registration Statement (or any amendment thereto) or a Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing by the Representative to the Company expressly for use in the Registration Statement (or any amendment thereto). The indemnity agreement contained in this Section 8(d) is in addition to any liability which the Representative may otherwise have to the Selling Shareholders. The Selling Shareholders acknowledge that the statements set forth under the heading "Underwriting" (insofar as such information relates to the Representative) and in the last paragraph of text on the outside front cover page of any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by the Representative expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus.

                  (e) If any action is brought against an indemnified party under subsection (a) or (b) above (the "Indemnified Party") in respect of which indemnity may be sought against the indemnifying party under subsection (a) or
(b) above (the "Indemnifying Party"), such Indemnifying Party shall promptly notify in writing the party or parties against whom indemnification is to be sought of the institution of such action and the Indemnifying Parties shall assume the defense of such action, including the employment of counsel (reasonably satisfactory to such Indemnified Party) and payment of expenses. Such Indemnified Party shall have the right to employ it or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Indemnifying Parties in connection with the defense of such action or the Indemnifying Parties shall not have employed counsel to have charge of the defense of such action or such Indemnified Party or parties shall have reasonably concluded that there may be defenses available to the Indemnifying Parties which are different or additional to those available to the Indemnifying Parties (in which case the Indemnifying Parties shall not have the right to direct the defense of such action on behalf of the Indemnified Party or Parties), in any of which events such fees and expenses shall be borne by the Indemnifying Parties. Anything in this paragraph to the contrary notwithstanding, the Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent. The Indemnifying Party agrees promptly to notify the Indemnified Party of the commencement of any litigation or proceedings against the Indemnifying Party or any of its officers or directors in connection with the issue and sale of the Firm Stock and the Additional Stock or in connection with such Preliminary Prospectus, Registration Statement or Prospectus, or any amendment or supplement thereto, or any such Application.

                  (f) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Firm Stock and Additional Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required above in this
Section 8, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders on the one hand or the Underwriters on the other and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection
(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Firm Stock and Additional Stock underwritten by the Underwriters and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue statement or omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


         9.       Default by an Underwriter.

                  (a) If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Stock hereunder, and if the number of shares of Firm Stock with respect to which such default relates does not exceed in the aggregate 10% of the number of shares of Firm Stock which all Underwriters have agreed to purchase hereunder, then such Firm Stock to which


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
the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

                  (b) In the event that such default relates to more than 10% of the number of shares of Firm Stock, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Stock to which such default relates on the terms contained herein. If within one (1) business day after such default relating to more than 10% of the number of shares of Firm Stock, you do not arrange for the purchase of such Firm Stock, then the Company shall be entitled to a further period of one (1) business day within which to procure another party or parties satisfactory to you to purchase said Firm Stock on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Stock to which a default relates as provided in this
Section 9, this Agreement may be terminated by you or the Company (except as provided in Section 6 and Section 8(a) hereof) or the several Underwriters, but nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

                  (c) In the event that the Firm Stock to which the default relates is to be purchased by the non-defaulting Underwriters, or is to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date for a reasonable period but not in any event exceeding five (5) business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus which in the opinion of counsel for the Underwriters may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Stock.

         10. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date and the Additional Closing Date, and such representations, warranties and agreements of you and the Company, including the indemnity and contribution agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any controlling person, or by or on behalf of the Company or any controlling person, and shall survive termination of this Agreement and/or delivery of the Firm Stock and the Additional Stock to you.

         11.      Effective Date of This Agreement and Termination Thereof.

                  (a) This Agreement shall become effective at 9:30 A.M., New York Time, on the first full business day following the day on which the Registration Statement becomes effective or at the time of the initial public offering by you of the Firm Stock, whichever is earlier. The time of the initial public offering, for the purpose of this Section 11, shall mean the time, after the Registration Statement becomes effective, of the release by you for publication of the first newspaper advertisement which is subsequently published relating to the Firm Stock or the time, after the Registration Statement becomes effective, when the Firm Stock is first released by you for offering by the Underwriters or dealers by letter or telegram, whichever shall first occur. You or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below, by giving the notice indicated below in Section 11(d) before the time this Agreement becomes effective.

                  (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the Additional Closing Date, as the case may be, if, after the date of this Agreement, any domestic or international event or act or occurrence has materially disrupted or, in the exercise of your reasonable judgment, will in the immediate future materially disrupt, securities markets in the United States; or trading on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the New York Stock Exchange by the New York Stock Exchange or by order of the Commission or any other governmental authority having jurisdiction; or the United States shall have become involved in a war or major hostilities; or a banking moratorium has been declared by a New York or Federal authority; or the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not said loss shall have been insured, will, in your opinion, interfere materially and adversely with the conduct of the business and operations of the Company.

                  (c) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 11, the Company shall be notified promptly by you by telephone or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, you shall be notified promptly by the Company by telephone or telegram, confirmed by letter.

                  (d) Anything in this Agreement to the contrary notwithstanding if this Agreement shall not become effective by reason of an election of the Company pursuant to this Section 11, or if this Agreement shall not be carried out within the time specified herein by reason of any failure on the part of the Company to perform any undertaking or satisfy any condition of this Agreement by it to be performed or satisfied, the sole liability of the Company to you, in addition to the obligations assumed by the Company pursuant to Section 6 hereof, will be to reimburse you for such actual out-of-pocket expenses (including the fees and disbursements of your counsel) as shall have been incurred in connection with this Agreement and the proposed purchase of the Firm Stock and Additional Stock, and upon demand the Company will pay the full amount thereof to you. If this Agreement shall not become effective by reason of an election by you pursuant to this Section 11 or if this Agreement shall be terminated or otherwise not carried out within the time specified herein for any reason other than the failure on the part of the Company to perform any undertaking or satisfy any condition of this Agreement by it or them to be performed or satisfied, the Company shall have no liability to you other than for obligations assumed by the Company pursuant to Section 6 hereof; provided, however, that you may retain any sums heretofore paid to you by the Company as provided in Section 3 hereof to the extent that such sums are for your actual out-of-pocket expenses (including the fees and disbursements of your counsel) as shall have been incurred in connection with this Agreement and the proposed purchase of the Firm Stock and Additional Stock.

                  Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 8 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

         12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered or telegraphed and confirmed to Donald & Co. Securities Inc., 65 East 55th Street, New York, New York 10022, Att: Stephen A. Blum, President, with a copy to Parker Duryee Rosoff & Haft, 529 Fifth Avenue, New York, New York 10017-4608, Attn: Michael DiGiovanna; and if sent to the Company, shall be mailed, delivered or telegraphed and confirmed to The Source Information Management Company, 11644 Lilburn Park Road, St. Louis, Missouri, 63146, Attn: S. Leslie Flegel, Chief Executive Officer, with a copy to Gallop Johnson & Neuman, L.C., 101 South Hanley Road, St. Louis, Missouri 63105, Attn:
Douglas J. Bates, Esq.

         13. Parties. This Agreement shall be binding upon, you, the Company, and the controlling persons, directors and officers referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

         14. Construction. This Agreement shall be construed in accordance with the laws of the State of New York.

         If the foregoing correctly sets forth the understanding between you, the Company and the Selling Shareholders, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                       Very truly yours,

                                       THE SOURCE INFORMATION MANAGEMENT
                                       COMPANY


                                       By:
                                       S. Leslie Flegel, Chief Executive Officer


                                       SELLING SHAREHOLDERS


                                       By:____________________________________
                                          S. Leslie Flegel, As Attorney-in-Fact,
                                          acting on behalf of each of the
                                          Selling Shareholders named in Schedule
                                          II hereto

Accepted as of the date first above written:

DONALD & CO. SECURITIES INC.
 As Representative of the Underwriters
 named in Schedule I hereto



By:
         Stephen A. Blum, President

                                   SCHEDULE I




         Underwriters

Donald &  Co. Securities Inc.



         TOTAL
                                          Number of Shares of Firm Stock




                                                    -----------
                                                     2,000,000

                                   SCHEDULE II

                                                   Number of Shares
         Selling Shareholder (1)                 of Additional Stock (2)
         -----------------------                 -----------------------


         S. Leslie Flegel                                82,000
         Robert B. Dixon                                151,884
         James W. Looman                                 66,166
                                                    -----------
                  Total                                 300,000



         (1) Each Selling Shareholder has appointed S. Leslie Flegel and W. Brian Rodgers as Attorneys-in-Fact

         (2) Represents the maximum number of Additional Stock to be sold by each Selling Shareholder, assuming the exercise in full of the Representative's over-allotment option.